Exhibit 5.2

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com

May 14, 2015

Rowan Companies plc

Rowan Companies, Inc.

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

Re: Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (“Rowan UK”), and Rowan Companies, Inc., a Delaware corporation (“Rowan Delaware” and, together with Rowan UK, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed by the Registrants with the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2015, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:

(a) Class A Ordinary Shares, par value US$0.125 per share, of Rowan UK (“Class A Ordinary Shares”);

(b) other ordinary shares of Rowan UK (“Other Ordinary Shares”);

(c) preference shares of Rowan UK (“Preference Shares”);

(d) one or more series of debt securities issued by Rowan UK (“Rowan UK Debt Securities”) under a senior indenture substantially in the form filed as Exhibit 4.17 to the Registration Statement (the “Rowan UK Senior Indenture”) or a subordinated indenture substantially in the form filed as Exhibit 4.18 to the Registration Statement (the “Rowan UK Subordinated Indenture” and together with the Rowan UK Senior Indenture, the “Rowan UK Indentures”), in each case, to be entered into between Rowan UK and U.S. Bank National Association, as trustee, upon or prior to the first issuance of Rowan UK Debt Securities thereunder;

(e) one or more series of debt securities issued by Rowan Delaware (“Rowan Delaware Debt Securities” and together with the Rowan UK Debt Securities, “Debt

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Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

Securities”) under a senior indenture dated July 21, 2009, filed as Exhibit 4.19 to the Registration Statement (the “Rowan Delaware Senior Indenture”) between Rowan Delaware and U.S. Bank National Association, as trustee, or a subordinated indenture substantially in the form filed as Exhibit 4.20 to the Registration Statement (the “Rowan Delaware Subordinated Indenture” and together with the Rowan Delaware Senior Indenture, the “Rowan Delaware Indentures”), to be entered into between Rowan Delaware and U.S. Bank National Association, as trustee, upon or prior to the first issuance of Rowan UK Debt Securities thereunder;

(f) guarantees by Rowan Delaware of Rowan UK Debt Securities (the “Rowan Delaware Guarantees”);

(g) guarantees by Rowan UK of Rowan Delaware Debt Securities (the “Rowan UK Guarantees”);

(h) warrants to be issued by Rowan UK (“Warrants”) pursuant to a warrant agreement (a “Warrant Agreement”) between Rowan UK and a warrant agent, pursuant to which the holders thereof would have the right to purchase Equity Securities (as defined below);

(i) share purchase contracts to be issued by Rowan UK (“Share Purchase Contracts”) obligating the holders thereof to purchase from or sell to Rowan UK, and Rowan UK to sell to or purchase from such holders, a specified or varying number of Equity Securities; and

(j) units consisting of a combination of any of the securities described above (“Units”).

The Class A Ordinary Shares, Other Ordinary Shares and Preference Shares are referred to herein as “Equity Securities.” The Equity Securities, the Debt Securities, the Rowan UK Guarantees, the Rowan Delaware Guarantees, the Warrants, the Share Purchase Contracts and the Units are referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below, we have examined (a) the Registration Statement and the exhibits thereto, (b) the Prospectus, (c) the Rowan Delaware Senior Indenture and the forms of the Rowan Delaware Subordinated Indenture and the Rowan UK Indentures and (d) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified,

Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

photostatic or faxed copies. In rendering the opinions expressed in paragraphs 2 through 8 below, we have also assumed that (i) each of the agreements referred to therein and each of the Securities as to which we therein express a validity opinion will include a provision stating that such instrument shall be governed by the laws of the State of New York and will constitute the legal, valid and binding obligation of each party thereto (other than any Obligor that is a party thereto), enforceable against each party thereto (other than any Obligor that is a party thereto) in accordance with its terms, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Securities, and the issuance, sale and delivery of any such Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any of the Obligors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed paragraphs 2 through 8 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions. With respect our opinion expressed in paragraph 8 below with respect to the Units, we have also assumed the validity of all Equity Securities that may be a component thereof.

Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any indenture, Debt Security, Guarantee or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (corporate or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (corporate or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto. We note that Rowan Delaware is incorporated under the laws of the State of Delaware and Rowan UK is incorporated under the laws of England and Wales. However, with respect to the assumptions stated in this paragraph as to Rowan UK, we note that Rowan UK has obtained and filed as Exhibit 5.1 to the Registration Statement a legal opinion of our affiliate Andrews Kurth (UK) LLP, as to the valid existence of Rowan UK under the laws of England, the public limited company power and authority of Rowan UK to create its obligations under the Rowan UK Debt Securities and the Rowan UK Guarantees and the validity of the Equity Securities.

Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Rowan Delaware (a) is validly existing as a corporation and in good standing under the laws of the State of Delaware, (b) has the corporate power and corporate authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under the Rowan Delaware Indenture and (c) has duly authorized, executed and delivered the Rowan Delaware Indenture.

2. Each series of Rowan UK Debt Securities will constitute valid and legally binding obligations of Rowan UK, once (a) the Rowan UK Indenture under which such Rowan UK Debt Securities are to be issued has been validly executed and delivered by Rowan UK, as issuer, and by the trustee thereunder, (b) a supplemental indenture (to such Rowan UK Indenture) establishing such series of Rowan UK Debt Securities, has been duly authorized and validly executed and delivered by Rowan UK, as issuer, and by the trustee under such Rowan UK Indenture, or an officer’s certificate (pursuant to such Rowan UK Indenture) establishing such series of Rowan UK Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Rowan UK Indenture, (c) the board of directors of Rowan UK has duly taken all necessary public limited company action to authorize and approve the issuance by Rowan UK of such series of Rowan UK Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Rowan UK Debt Securities have been (i) duly executed and delivered by Rowan UK in accordance with the terms of the applicable Rowan UK Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Rowan UK Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Rowan UK Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

3. Each series of Rowan Delaware Debt Securities will constitute valid and legally binding obligations of Rowan Delaware, once (a) in the case of Rowan Delaware Debt Securities to be issued under the Rowan Delaware Subordinated Indenture, the Rowan Delaware Subordinated Indenture has been validly executed and delivered by Rowan Delaware, as issuer, and by the trustee thereunder, (b) in the cases of Rowan Delaware Debt Securities to be issued under either of the Rowan Delaware Indentures, a supplemental indenture (to such Rowan Delaware Indenture) establishing such series of Rowan Delaware Debt Securities, has been duly authorized and validly executed and delivered by Rowan Delaware, as issuer, and by the trustee under such Rowan Delaware Indenture, or an officer’s certificate (pursuant to such Rowan Delaware Indenture) establishing such series of Rowan Delaware Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Rowan Delaware Indenture, (c) the board of directors of Rowan Delaware has duly taken all necessary corporate action to authorize and approve the issuance by Rowan Delaware of such series of Rowan Delaware Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Rowan Delaware Debt Securities have been (i) duly executed and delivered by Rowan Delaware in accordance with the terms of the applicable Rowan Delaware

Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Rowan Delaware Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Rowan Delaware Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

4. Each of the Rowan UK Guarantees of Rowan Delaware Debt Securities validly issued under either of the Rowan Delaware Indentures will constitute a valid and legally binding obligation of Rowan UK, once (a) in the case of Rowan UK Guarantees of Rowan Delaware Debt Securities to be issued under the Rowan Delaware Subordinated Indenture, the Rowan Delaware Subordinated Indenture has been validly executed and delivered by Rowan Delaware, as issuer, and by the trustee thereunder, (b) in the cases of Rowan UK Guarantees of Rowan Delaware Debt Securities to be issued under either of the Rowan Delaware Indentures, a supplemental indenture (to such Rowan Delaware Indenture) establishing such series of Rowan Delaware Debt Securities and such Rowan UK Guarantee thereof, has been duly authorized and validly executed and delivered by Rowan Delaware, as issuer, and Rowan UK, as guarantor, and by the trustee under such Rowan Delaware Indenture and (c) Rowan Delaware has duly taken all necessary corporate action to authorize and approve the issuance and terms of such series of Rowan Delaware Debt Securities, the terms of the offering thereof and related matters, and Rowan UK has duly taken all necessary public limited company action to authorize and approve such Rowan UK Guarantee.

5. Each of the Rowan Delaware Guarantees of Rowan UK Debt Securities validly issued under either of the Rowan UK Indentures will constitute a valid and legally binding obligation of Rowan Delaware, once (a) the Rowan UK Indenture under which such Rowan UK Debt Securities are to be issued has been validly executed and delivered by Rowan UK and by the trustee thereunder, (b) a supplemental indenture (to such Rowan UK Indenture) establishing such series of Rowan UK Debt Securities and such Rowan Delaware Guarantee thereof, has been duly authorized and validly executed and delivered by Rowan UK, as issuer, and Rowan Delaware, as guarantor, and by the trustee under such Rowan UK Indenture and (c) Rowan UK has duly taken all necessary public limited company action to authorize and approve the issuance and terms of such series of Rowan UK Debt Securities, the terms of the offering thereof and related matters, and Rowan Delaware has duly taken all necessary public limited company action to authorize and approve such Rowan Delaware Guarantee.

6. Each of the Warrants to be issued under a Warrant Agreement will constitute a valid and legally binding obligation of Rowan UK, once (a) Rowan UK has duly taken all necessary public limited company action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) such Warrant Agreement has been duly authorized and validly executed and delivered by Rowan UK and by the warrant agent thereunder and (c) such Warrants have been duly executed and issued by Rowan UK in accordance with the terms of such Warrant Agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

7. Each of the Share Purchase Contracts will constitute a valid and legally binding obligation of Rowan UK, once (a) Rowan UK has duly taken all necessary public limited company action to authorize and approve the issuance and terms of such Share Purchase Contracts, the terms of the offering thereof and related matters, (b) such Share Purchase Contract has been duly authorized and validly executed and delivered by Rowan UK and each other party thereto and (c) such Share Purchase Contracts have been paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

8. Each of the Units will constitute valid and legally binding obligations of Rowan UK, once (a) Rowan UK has duly taken all necessary public limited company action to authorize and approve (i) the issuance and terms of such Units, the terms of the offering thereof and related matters, (ii) the issuance of any Class A Ordinary Shares that are a component of such Units, (iii) the issuance and terms of any other series or class of Equity Securities that are a component of such Units, and the taking of any action necessary under English law to designate such other Equity Securities, (iv) the issuance and terms of any series of any Rowan UK Debt Securities that are a component of such Units, and the execution and delivery of the applicable Rowan UK Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (v) the issuance and terms of any Warrants that are a component of such Units, and the execution and delivery of any Warrant Agreement pursuant to which such Warrants shall be issued and (vi) the issuance and terms of any Share Purchase Contracts that are a component of such Units, (b) Rowan Delaware has duly taken all necessary corporate action to authorize and approve the issuance and terms of any series of any Rowan Delaware Debt Securities that are a component of such Units, and the execution and delivery of the Rowan Delaware Subordinated Indenture, if any Rowan Delaware Debt Securities issued under the Rowan Delaware Subordinated Indenture are a component of such Units, and any applicable supplemental indenture to the applicable Rowan Delaware Indenture or officer’s certificate thereto), (c) such Units and the agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and validly executed and delivered by Rowan UK and each other party thereto and (d) such Units have been paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

Our opinions expressed in paragraphs 2 through 8 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Furthermore, our opinions expressed in paragraphs 2, 4, 6, 7 and 8 above may be limited by public policy and the possible judicial application of foreign laws or governmental action affecting the rights of creditors.

Rowan Companies plc

Rowan Companies, Inc.

May 14, 2015

Our opinions expressed herein are limited to (a) the Delaware General Corporation Law and (b) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP